Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Shell Company Report on Form 20-F of our report dated March 29, 2023 relating to the financial statements of Greenfire Resources Inc., appearing in the Registration Statement No. 333-271381 on Form F-4 of Greenfire Resources Ltd. We also consent to the reference to us under the heading “Statement by Experts” in such Report.

We consent to the incorporation by reference in this Shell Company Report on Form 20-F of our report dated April 21, 2023 relating to the financial statements of Greenfire Resources Ltd., appearing in the Registration Statement No. 333-271381 on Form F-4 of Greenfire Resources Ltd. We also consent to the reference to us under the heading “Statement by Experts” in such Report.

We consent to the incorporation by reference in this Shell Company Report on Form 20-F of our report dated April 21, 2023 relating to the financial statements of Japan Canada Oil Sands Limited, appearing in the Registration Statement No. 333-271381 on Form F-4 of Greenfire Resources Ltd. We also consent to the reference to us under the heading “Statement by Experts” in such Report.

/s/ Deloitte LLP

Chartered Professional Accountants

Calgary, Canada

September 27, 2023